UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2012

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 782-0792

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2012, we entered into agreements with institutional and accredited investors to issue up to: a) 2,360,001 shares of our common stock; b) 1,000 shares of our Series A 0% Convertible Preferred Stock (the “Series A Preferred Stock”); and c) warrants to purchase up to 3,471,112 shares of common stock (the “Warrants”). We are also offering up to 1,111,111 shares of common stock issuable upon conversion of the Series A Preferred Stock and 3,471,112 shares of common stock in the event the Warrants are exercised. The Warrants have an initial exercise price of $1.18 per share, are not exercisable for six months from the date of issuance, and have an exercise term of 2.5 years from the date of issuance. We will receive approximately $3,124,000 in gross proceeds from the sale of these securities.

The Series A Preferred Stock was created by the filing of a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) with the Delaware Secretary of State on April 24, 2012, a copy of which is attached hereto and incorporated herein by reference as Exhibit 4.2. Each share of Series A Preferred Stock is convertible at any time by the holder into the number of shares of common stock determined by dividing the stated value of such share of Series A Preferred Stock, which is initially $1,000, by the conversion price. The initial conversion price, which is subject to adjustment as set forth in the Certificate of Designation, is $0.90. Based upon the initial conversion price of $0.90 and the stated value of $1,000, each share of Series A Preferred Stock is convertible into approximately 1,111 shares of our common stock. The Series A Preferred Stock has no voting rights. Holders of Series A Preferred Stock are entitled to receive dividends (on an as-if-converted-to-common-stock basis) equal to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of our common stock when, as and if such dividends are paid. Upon any liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary (a "Liquidation") other than a Fundamental Transaction or Change of Control Transaction (as defined in the Certificate of Designation), the holders of the Series A Preferred Stock shall be entitled to receive out of our assets an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities.

Our net proceeds, after deducting the placement agent commissions and other estimated offering expenses payable by us, and assuming no exercise of the Warrants, will be approximately $2,870,581. We retained Rodman & Renshaw, LLC as the exclusive placement agent for this offering, and we paid them $218,680 in placement agent commissions. The securities were offered pursuant to a shelf registration statement (File No. 333-171411), which was filed with the Securities and Exchange Commission (the “Commission”) on February 18, 2011 and declared effective by the Commission on May 3, 2011. The offering closed on April 25, 2012.

We anticipate using the net proceeds from the offering to fund our clinical and regulatory programs for a potential “Scar Reduction” indication and initiation of additional regulatory filings to expand our antimicrobial indication with the FDA in the surgical market, as well as for working capital needs and for general corporate purposes.

Copies of the Securities Purchase Agreement, the form of Warrant to be issued in connection with the offering, and the Certificate of Designation for the Series A Preferred Stock filed with the Delaware Secretary of State, are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the offering and the documentation related thereto, including the Securities Purchase Agreement, the form of Warrant, and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to such Exhibits.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

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This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our annual report on Form 10-K and in other documents that we file from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant for April 2012 offering
4.2	Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, filed with the Delaware Secretary of State on April 24, 2012
10.1	Securities Purchase Agreement by and between the Company and the Purchasers, dated April 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)
Date: April 25, 2012

/s/ Robert Miller
Name: Robert Miller
Title: Chief Financial Officer

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